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                                                              Exhibit 99.B(h)(4)

                                   SCHEDULE C
               TO THE ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                         DATED AS OF SEPTEMBER 16, 2002,
                           AS AMENDED ON JUNE 30, 2003
                                     BETWEEN
                       SEI INSTITUTIONAL INVESTMENTS TRUST
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT

Portfolios:         This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the "Funds"):

                    Large Cap Fund
                    Large Cap Value Fund
                    Large Cap Growth Fund
                    Small Cap Fund
                    International Equity Fund
                    Emerging Markets Equity Fund
                    Core Fixed Income Fund
                    High Yield Bond Fund
                    International Fixed Income Fund
                    Large Cap Index Fund
                    Large Cap Value Index Fund
                    Large Cap Growth Index Fund
                    Large Cap Disciplined Equity Fund
                    Small/Mid Cap Equity Fund

Fees: Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

                    Large Cap Fund - Class A and T Shares                             0.05%
                    Large Cap Value Fund - Class A Shares                             0.05%
                    Large Cap Growth Fund - Class A Shares                            0.05%
                    Small Cap Fund - Class A and T Shares                             0.05%
                    International Equity Fund - Class A Shares                        0.05%
                    Emerging Markets Equity Fund - Class A Shares                     0.05%
                    Core Fixed Income Fund - Class A Shares                           0.05%
                    High Yield Bond Fund - Class A Shares                             0.05%
                    International Fixed Income Fund - Class A Shares                  0.05%
                    Large Cap Index Fund - Class A Shares                             0.05%
                    Large Cap Value Index Fund - Class A Shares                       0.05%
                    Large Cap Growth Index Fund - Class A Shares                      0.05%
                    Large Cap Disciplined Equity Fund - Class A Shares                0.05%
                    Small/Mid Cap Equity Fund - Class A Shares                        0.05%